                                                                EXHIBIT 4.6

               FOURTH SUPPLEMENTAL INDENTURE TO SERIES B INDENTURE SECOND SUPPLEMENTAL INDENTURE TO SERIES D INDENTURE

         Fourth Supplemental Indenture to the Series B Indenture (as defined below) and Second Supplemental Indenture to the Series D Indenture (as defined below), dated as of June 1, 1998 (this "Supplemental Indenture"), among Aftermarket Technology Corp., a Delaware corporation (the "Company"), the Guarantors named herein and Firstar Bank of Minnesota, N.A., formerly known as American Bank National Association, as Trustee

         Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 12% Series B Senior Subordinated Notes due 2004 (the "Series B Notes") and the Holders of the Company's 12% Series D Senior Subordinated Notes due 2004 (the "Series D Notes"). All capitalized terms used in this Supplemental Indenture and not defined herein shall have the meanings specified in the Indentures (defined below).

         WHEREAS, the Company, the Trustee, and each of the Guarantors other than ACI Electronics Holding Corp., a Delaware corporation ("ACI Holding"), ACI Electronics Investment Corp., a Delaware corporation ("ACI Investment"), Aftermarket Technology (U.K.) Holdings Limited, a United Kingdom company ("U.K. Holdings"), ATC Distribution Group, Inc., a Delaware corporation ("ATCDG"), ATC Electronics & Logistics, L.P., a Delaware limited partnership ("ATC Electronics"), ATS Remanufacturing, Inc., a Delaware corporation ("ATS"), Autocraft Industries, Inc., a Delaware corporation ("Autocraft Industries"), Autocraft Remanufacturing Corp., a Delaware corporation ("Autocraft Remanufacturing"), Automotive Developments Limited, a United Kingdom company ("ADL"), and Metran Automatic Transmission Parts, Corp., a New York corporation ("Metran"), have entered into (i) that certain Indenture, dated as of August 2, 1994, as supplemented by the First Supplemental Indenture, dated as of February 23, 1995, the Second Supplemental Indenture, dated as of June 1, 1995, and the Third Supplemental Indenture, dated as of June 25, 1996, relating to the issuance of the Series B Notes (the "Series B Indenture") and (ii) that certain Indenture, dated as of June 1, 1995, as supplemented by the First Supplemental Indenture, dated as of June 25, 1996, relating to the issuance of the Series D Notes (the "Series D Indenture" and, collectively with the Series B Indenture, the "Indentures").

         WHEREAS, pursuant to the terms of each of the Indentures, the Company and the Guarantors have covenanted and agreed that they shall cause each person that is or becomes a Subsidiary of the Company or any Guarantor to execute a Guaranty and to cause such Subsidiary to execute an indenture supplement to the Indentures for the purpose of adding such Subsidiary as a Guarantor under the Indentures;

         WHEREAS, ACI Holding, ACI Investment, U.K. Holdings, ATCDG, ATC Electronics, ATS, Autocraft Industries, Autocraft Remanufacturing, ADL and Metran (collectively, the "New Subsidiaries"), each of which is a Subsidiary of the Company or a Guarantor, are not currently included as Guarantors in the Indentures;

         WHEREAS, the parties hereto desire that the New Subsidiaries assume the rights, duties and obligations of a Guarantor under the Indentures;

         WHEREAS, all things necessary to make this Supplemental Indenture a valid, binding and legal instrument supplemental to the Indentures have been performed;

         NOW, THEREFORE, THIS INDENTURE WITNESSETH: that, in consideration of the covenants and premises, receipt whereof is hereby acknowledged, each of the New Subsidiaries (i) hereby agrees and provides, for the equal and proportionate benefit of the respective Holders, that each of the New Subsidiaries hereby assumes the rights, duties and obligations of a Guarantor under the Indentures, as amended hereby, including without limitation the execution of a Guaranty in the form attached hereto, and (ii) shall be bound by the terms and conditions of the Indentures, as amended hereby, as if the New Subsidiaries were originally parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

                                       AFTERMARKET TECHNOLOGY CORP.


                                       By:    /S/ JOHN C. KENT
                                             -------------------
                                                 John C. Kent
                                            Chief Financial Officer

Attest:


         /S/ JOSEPH SALAMUNOVICH
     ------------------------------
     Joseph Salamunovich, Secretary



                                       FIRSTAR BANK OF MINNESOTA, N.A.,
                                       As Trustee

                                       By: /S/ FRANK LESLIE
                                           ----------------
                                             Frank Leslie
                                            Vice President

                                       THE "GUARANTORS":

                                       AARON'S AUTOMOTIVE PRODUCTS, INC.
                                       a Delaware corporation

                                       By:   /S/ JOSEPH SALAMUNOVICH
                                             -----------------------
                                               Joseph Salamunovich
                                                 Vice President


                                       ACI ELECTRONICS HOLDING CORP.
                                       a Delaware corporation

                                       By:   /S/ JOSEPH SALAMUNOVICH
                                             -----------------------
                                               Joseph Salamunovich
                                                 Vice President


                                       ACI ELECTRONICS INVESTMENT CORP.
                                       a Delaware corporation

                                       By:   /S/ JOSEPH SALAMUNOVICH
                                             -----------------------
                                               Joseph Salamunovich
                                                 Vice President


                                       AFTERMARKET TECHNOLOGY (U.K.) HOLDINGS
                                       LIMITED
                                       a United Kingdom company

                                       By:   /S/ JOSEPH SALAMUNOVICH
                                             -----------------------
                                               Joseph Salamunovich
                                                    Director


                                       ATC DISTRIBUTION GROUP, INC.
                                       a Delaware corporation

                                       By:  /S/ JOSEPH SALAMUNOVICH
                                            -----------------------
                                             Joseph Salamunovich
                                                Vice President

                                       ATC ELECTRONICS & LOGISTICS, L.P.
                                       a Delaware limited partnership

                                       By:  ACI Electronics Holding Corp.,
                                            general partner

                                       By: /S/ JOSEPH SALAMUNOVICH
                                           ----------------------
                                            Joseph Salamunovich
                                               Vice President


                                       ATS REMANUFACTURING, INC.
                                       a Delaware corporation

                                       By: /S/JOSEPH SALAMUNOVICH
                                           ----------------------
                                            Joseph Salamunovich
                                              Vice President


                                       AUTOCRAFT INDUSTRIES, INC.
                                       a Delaware corporation

                                       By: /S/ JOSEPH SALAMUNOVICH
                                           ----------------------
                                            Joseph Salamunovich
                                               Vice President


                                       AUTOCRAFT REMANUFACTURING CORP.
                                       a Delaware corporation

                                       By: /S/JOSEPH SALAMUNOVICH
                                           ----------------------
                                            Joseph Salamunovich
                                               Vice President


                                       AUTOMOTIVE DEVELOPMENTS LIMITED
                                       a United Kingdom company

                                       By: /S/ JOSEPH SALAMUNOVICH
                                           -----------------------
                                            Joseph Salamunovich
                                                 Director


                                       COMPONENT REMANUFACTURING
                                       SPECIALISTS, INC.
                                       a New Jersey corporation

                                       By: /S/ JOSEPH SALAMUNOVICH
                                           -----------------------
                                            Joseph Salamunovich
                                               Vice President

                                       CRS HOLDINGS, INC.
                                       a New Jersey corporation

                                       By: /S/ JOSEPH SALAMUNOVICH
                                           -----------------------
                                             Joseph Salamunovich
                                               Vice President


                                       KING-O-MATIC INDUSTRIES LIMITED,
                                       an Ontario corporation

                                       By: /S/ JOSEPH SALAMUNOVICH
                                           -----------------------
                                             Joseph Salamunovich
                                               Vice President


                                       MASCOT TRUCK PARTS, INC.
                                       an Ontario corporation

                                       By:  /S/ JOSEPH SALAMUNOVICH
                                           -----------------------
                                             Joseph Salamunovich
                                               Vice President

                                       METRAN AUTOMATIC TRANSMISSION PARTS CORP.
                                       a Delaware corporation

                                       By: /S/ JOSEPH SALAMUNOVICH
                                           -----------------------
                                            Joseph Salamunovich
                                              Vice President


                                       PARTES REMANUFACTURADES DE
                                       MEXICO, S.A. DE C.V.
                                       a Mexico corporation

                                       By:  /S/ JOSEPH SALAMUNOVICH
                                           -----------------------
                                             Joseph Salamunovich
                                               Vice President


                                       RPM MERIT, INC.,
                                       a Delaware corporation


                                       By:  /S/ JOSEPH SALAMUNOVICH
                                           -----------------------
                                             Joseph Salamunovich
                                               Vice President

                                    GUARANTY

For value received, ________________, a ______________ corporation, hereby unconditionally guarantees to the Holder of the security upon which this guaranty is endorsed the due and punctual payment, as set forth in the Indenture pursuant to which such Security and this Guaranty were issued, of the principal of, premium (if any) and interest on such Security when and as the same shall become due and payable for any reason according to the terms of such Security and Article XIII of the Indenture. The Guaranty of the Security upon which this Guaranty is endorsed will not become effective until the Trustee signs the certificate of authentication on such Security.

                                           ________________________________
                                           a ______________ corporation


                                           By:  ______________________________
                                           Name:
                                           Title: